Filed Pursuant to Rule 424(b)(2)

Registration No. 333-294072

PRICING SUPPLEMENT dated August 20, 2026

(To Product Supplement No. WF-1 dated June 4, 2026, Stock-Linked Underlying Supplement dated June 4, 2026, Prospectus Supplement dated June 4, 2026 and Prospectus dated June 4, 2026)

Canadian Imperial Bank of Commerce
Senior Global Medium-Term Notes
Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029
■ Linked to the ordinary shares of Seagate Technology Holdings public limited company (the “Underlying Stock”)
■

Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call prior to maturity upon the terms described below. Whether the securities pay a Contingent Coupon Payment, whether the securities are automatically called prior to maturity and, if they are not automatically called, whether you receive the face amount of your securities at maturity will depend, in each case, on the Stock Closing Price of the Underlying Stock on the relevant Calculation Day.

■

Contingent Coupon Payments. The securities will pay a Contingent Coupon Payment on a quarterly basis until the earlier of the Stated Maturity Date or automatic call if, and only if, the Stock Closing Price of the Underlying Stock on the related Coupon Determination Date is greater than or equal to the Coupon Threshold Price. However, if the Stock Closing Price of the Underlying Stock on a Coupon Determination Date is less than the Coupon Threshold Price, you will not receive any Contingent Coupon Payment for the relevant quarter. If the Stock Closing Price of the Underlying Stock is less than the Coupon Threshold Price on every Coupon Determination Date, you will not receive any Contingent Coupon Payments throughout the entire term of the securities. The Coupon Threshold Price is equal to 60% of the Starting Price. The Contingent Coupon Rate is 36.34% per annum

■

Automatic Call. If the Stock Closing Price of the Underlying Stock on any of the quarterly Call Observation Dates from February 2027 to May 2029, inclusive, is greater than or equal to the Starting Price, the securities will be automatically called for the face amount plus a final Contingent Coupon Payment

■

Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will receive the face amount at maturity if, and only if, the Ending Price is greater than or equal to the Downside Threshold Price. If the Ending Price is less than the Downside Threshold Price, you will lose more than 40%, and possibly all, of the face amount of your securities. The Downside Threshold Price is equal to 60% of the Starting Price

■

If the securities are not automatically called prior to maturity, you will have full downside exposure to the Underlying Stock from the Starting Price if the Ending Price is less than the Downside Threshold Price, but you will not participate in any appreciation of the Underlying Stock and will not receive any dividends on the Underlying Stock

■

All payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce and you will have no ability to pursue the Underlying Stock Issuer for payment; if Canadian Imperial Bank of Commerce defaults on its obligations, you could lose all or some of your investment

■ No exchange listing; designed to be held to maturity or earlier automatic call

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-9 herein and “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus.

The securities are unsecured obligations of Canadian Imperial Bank of Commerce and all payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other government agency or instrumentality of Canada, the United States or any other jurisdiction. The securities are not bail-inable debt securities (as defined on page 6 of the prospectus).

Neither the Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Underwriting Discount (1) (2)	Proceeds to CIBC
Per Security	$1,000.00	$23.25	$976.75
Total	$1,573,000.00	$36,572.25	$1,536,427.75

(1)The agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), will receive an underwriting discount of $23.25 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Agent’s Underwriting Discount and Other Fees” in this pricing supplement and “Use of Proceeds and Hedging” in the underlying supplement for information regarding how we may hedge our obligations under the securities.

(2)In respect of certain securities sold in this offering, the Issuer may pay a fee of $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Our estimated value of the securities on the Pricing Date, based on our internal pricing models, is $950.40 per security. The estimated value is less than the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

Terms of the Securities

Issuer:	Canadian Imperial Bank of Commerce
Market Measure:	The ordinary shares of Seagate Technology Holdings public limited company (Bloomberg ticker symbol “STX”) (the “Underlying Stock”)
Original Offering Price:	$1,000 per security.
Face Amount:	The principal amount of $1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Pricing Date:	August 20, 2026
Issue Date:	August 25, 2026
Final Calculation Day:	August 20, 2029, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Stated Maturity Date:

August 23, 2029, subject to postponement. The securities are not subject to redemption at the option of CIBC or repayment at the option of any holder of the securities prior to maturity or automatic call.

Contingent Coupon Payment:

On each Coupon Payment Date, you will receive a Contingent Coupon Payment at a per annum rate equal to the Contingent Coupon Rate (each a “Contingent Coupon Payment”) if, and only if, the Stock Closing Price of the Underlying Stock on the related Coupon Determination Date is greater than or equal to the Coupon Threshold Price.

Each Contingent Coupon Payment, if any, will be calculated per security as follows:

($1,000× Contingent Coupon Rate)/4.

Any Contingent Coupon Payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the Stock Closing Price of the Underlying Stock on any Coupon Determination Date is less than the Coupon Threshold Price, you will not receive any Contingent Coupon Payment on the related Coupon Payment Date. If the Stock Closing Price of the Underlying Stock is less than the Coupon Threshold Price on all Coupon Determination Dates, you will not receive any Contingent Coupon Payments over the term of the securities.

Contingent Coupon Rate:	36.34% per annum
Coupon Threshold Price:	$510.144, which is equal to 60% of the Starting Price.
Coupon Determination Dates:

Quarterly, on the 20th of each February, May, August and November, commencing November 2026 and ending on the Final Calculation Day, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”

Coupon Payment Dates:

Quarterly, on the third Business Day following each Coupon Determination Date (as each such Coupon Determination Date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the Coupon Payment Date with respect to the Final Calculation Day will be the Stated Maturity Date.

Automatic Call:

If the Stock Closing Price of the Underlying Stock on any Call Observation Date is greater than or equal to the Starting Price, the securities will be automatically called, and on the related Call Payment Date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final Contingent Coupon Payment. The first Call Observation Date is approximately six months after the Issue Date.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

If the securities are automatically called, they will cease to be outstanding on the related Call Payment Date and you will have no further rights under the securities after such Call Payment Date.  You will not receive any notice from us if the securities are automatically called.

Call Observation Dates:	Quarterly, the Coupon Determination Dates beginning February 2027 and ending May 2029 (together with the Coupon Determination Dates, the “Calculation Days”)
Call Payment Dates:	The Coupon Payment Date immediately following the applicable Call Observation Date.
Maturity Payment Amount:

If the securities are not automatically called prior to maturity, you will be entitled to receive at maturity a cash payment per security in U.S. dollars equal to the Maturity Payment Amount (in addition to the final Contingent Coupon Payment, if any). The “Maturity Payment Amount” per security will equal:

•if the Ending Price is greater than or equal to the Downside Threshold Price:

$1,000; or

•if the Ending Price is less than the Downside Threshold Price:

$1,000 minus:

If the securities are not automatically called prior to maturity and the Ending Price is less than the Downside Threshold Price, you will lose more than 40%, and possibly all, of the face amount of your securities at maturity.

Any return on the securities will be limited to the sum of your Contingent Coupon Payments, if any. You will not participate in any appreciation of the Underlying Stock, but you will have full downside exposure to the Underlying Stock if the Ending Price is less than the Downside Threshold Price.

Downside Threshold Price:	$510.144, which is equal to 60% of the Starting Price.
Starting Price:	$850.24, which was the Stock Closing Price of the Underlying Stock on the Pricing Date.
Ending Price:	The Stock Closing Price of the Underlying Stock on the Final Calculation Day.
Stock Closing Price:

The Stock Closing Price, the Closing Price and the Adjustment Factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Market Disruption Events and Postponement Provisions:

Each Calculation Day is subject to postponement due to non-Trading Days and the occurrence of a Market Disruption Event. In addition, the Stated Maturity Date will be postponed if the Final Calculation Day is postponed and will be adjusted for non-Business Days. For more information regarding adjustments to the Calculation Days and the Stated Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to a Single Market Measure” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each Coupon Determination Date, each Call Observation Date and the Final Calculation Day is a “calculation day,” and each Coupon Payment Date and Call Payment Date and the Stated Maturity Date is a “payment date.” In addition, for information regarding the circumstances that may result in a Market Disruption Event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	CIBC
Material U.S. Tax Consequences:

For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement.

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

Agent’s Underwriting Discount and Other Fees:

Wells Fargo Securities. The agent will receive an underwriting discount of $23.25 per security. The agent may resell the securities to other securities dealers, including securities dealers acting as custodians, at the original offering price of the securities less a concession of $17.50 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to hedge our obligations through the agent, one of our or its affiliates and/or another unaffiliated counterparty, which expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	13609FMM3 / US13609FMM31

PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

About This Pricing Supplement

You should read this pricing supplement together with the prospectus dated June 4, 2026 (the “prospectus”), the prospectus supplement dated June 4, 2026 (the “prospectus supplement”), the Product Supplement No. WF-1 dated June 4, 2026 (the “product supplement”) and the Stock-Linked Underlying Supplement dated June 4, 2026 (the “underlying supplement”), relating to our Senior Global Medium-Term Notes, of which these securities are a part, for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, the underlying supplement, the prospectus supplement and the prospectus to the extent it is different from that information. The section entitled “General Terms of the Securities” in the product supplement shall supersede and replace the section entitled “Certain Terms of the Notes” in the underlying supplement. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, the underlying supplement, the prospectus supplement and the prospectus.

You should rely only on the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. This pricing supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, and in the documents referred to in these documents and which are made available to the public. We have not, and Wells Fargo Securities has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and Wells Fargo Securities is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement or prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this pricing supplement, nor the accompanying product supplement, underlying supplement, prospectus supplement or prospectus constitutes an offer, or an invitation on our behalf or on behalf of Wells Fargo Securities, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The Bank may use this pricing supplement in the initial sale of the securities. In addition, Wells Fargo Securities or any of our or its affiliates may use this pricing supplement in market-making transactions in the securities after their initial sale. However, it is not obligated to do so and may discontinue making a market at any time without notice. Any use of this pricing supplement by Wells Fargo Securities in market-making transactions after the initial sale of the securities will be solely for the purpose of providing investors with the description of the terms of the securities that were made available to investors in connection with the initial distribution of the securities.

References to “CIBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this pricing supplement are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the product supplement, the underlying supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

●Product supplement dated June 4, 2026:

https://www.sec.gov/Archives/edgar/data/1045520/000191870426015698/form424b5.htm

●Underlying supplement dated June 4, 2026:

https://www.sec.gov/Archives/edgar/data/1045520/000191870426015693/form424b5.htm

●Prospectus supplement dated June 4, 2026:

https://www.sec.gov/Archives/edgar/data/1045520/000191870426015691/form424b5.htm

●Prospectus dated June 4, 2026:

https://www.sec.gov/Archives/edgar/data/1045520/000110465926070439/tm267331d5_424b3.htm

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

■seek an investment with Contingent Coupon Payments at a rate of 36.34% per annum until the earlier of maturity or automatic call, if, and only if, the Stock Closing Price of the Underlying Stock on the related Coupon Determination Date is greater than or equal to 60% of the Starting Price;

■understand that if the securities are not automatically called prior to maturity and the Ending Price has declined by more than 40% from the Starting Price, they will be fully exposed to the decline in the Underlying Stock from the Starting Price and will lose more than 40%, and possibly all, of the face amount at maturity;

■are willing to accept the risk that they may receive few or no Contingent Coupon Payments over the term of the securities;

■understand that the securities may be automatically called prior to maturity and that the term of the securities may be as short as approximately six months;

■are willing to forgo participation in any appreciation of the Underlying Stock and dividends or other distributions paid on the Underlying Stock; and

■are willing to hold the securities to maturity or earlier automatic call.

The securities may not be an appropriate investment for investors who:

■seek a liquid investment or are unable or unwilling to hold the securities to maturity or earlier automatic call;

■require full payment of the face amount of the securities at maturity;

■seek a security with a fixed term;

■are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the original offering price;

■are unwilling to accept the risk that the securities are not automatically called prior to maturity and the Stock Closing Price of the Underlying Stock on the Final Calculation Day may decline by more than 40% from the Starting Price;

■seek certainty of current income over the term of the securities;

■seek exposure to the upside performance of the Underlying Stock;

■are unwilling to accept the risk of exposure to the Underlying Stock;

■are unwilling to accept the credit risk of CIBC; or

■prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying underlying supplement for risks related to an investment in the securities.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

Determining Payment On A Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each Coupon Payment Date, you will either receive a Contingent Coupon Payment or you will not receive a Contingent Coupon Payment, depending on the Stock Closing Price of the Underlying Stock on the related Coupon Determination Date, as follows:

If the securities have not been automatically called prior to maturity, then at maturity, you will receive (in addition to the final Contingent Coupon Payment, if any) a cash payment per security (the Maturity Payment Amount) calculated as follows:

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

Hypothetical Payout Profile

The following profile illustrates the potential Maturity Payment Amount payable on the securities (excluding the final Contingent Coupon Payment, if any) for a range of hypothetical performances of the Underlying Stock from the Starting Price to the Ending Price, assuming the securities have not been automatically called prior to maturity. As this profile illustrates, in no event will you have a positive rate of return based solely on the Maturity Payment Amount received at maturity; any positive return will be based solely on the Contingent Coupon Payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual Ending Price, whether the securities are automatically called prior to maturity, and whether you hold your securities to maturity.

80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Return of the Underlying Stock at Maturity
40% Contingent Downside
Hypothetical Security Return at Maturity
Hypothetical Return of the Underlying Stock at Maturity

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances

Risks Relating To The Structure Of The Securities

If The Securities Are Not Automatically Called Prior To Maturity, You May Lose A Significant Portion Or All Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities at maturity. If the securities are not automatically called prior to maturity, you will receive a Maturity Payment Amount that will be equal to or less than the face amount, depending on the Ending Price.

If the securities are not automatically called prior to maturity and the Ending Price is less than the Downside Threshold Price, the Maturity Payment Amount will be reduced by an amount equal to the decline in the price of the Underlying Stock from the Starting Price (expressed as a percentage of the Starting Price). The Downside Threshold Price is 60% of the Starting Price. For example, if the securities are not automatically called and the price of the Underlying Stock has declined by 40.1% from the Starting Price to the Ending Price, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the face amount. As a result, you will not receive any protection if the price of the Underlying Stock on the Final Calculation Day declines significantly and you may lose a significant portion, and possibly all, of the face amount at maturity, even if the price of the Underlying Stock is greater than or equal to the Starting Price or the Downside Threshold Price at certain times during the term of the securities.

Even if the Ending Price is greater than the Downside Threshold Price, the Maturity Payment Amount will not exceed the face amount, and your yield on the securities, taking into account any Contingent Coupon Payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of CIBC or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each Coupon Payment Date you will receive a Contingent Coupon Payment if, and only if, the Stock Closing Price of the Underlying Stock on the related Coupon Determination Date is greater than or equal to the Coupon Threshold Price. The Coupon Threshold Price is 60% of the Starting Price. If the Stock Closing Price of the Underlying Stock on any Coupon Determination Date is less than the Coupon Threshold Price, you will not receive any Contingent Coupon Payment on the related Coupon Payment Date, and if the Stock Closing Price of the Underlying Stock is less than the Coupon Threshold Price on each Coupon Determination Date over the term of the securities, you will not receive any Contingent Coupon Payments over the entire term of the securities.

You May Be Fully Exposed To The Decline In The Underlying Stock From The Starting Price, But Will Not Participate In Any Positive Performance Of The Underlying Stock, And Your Maximum Possible Return On The Securities Will Be Limited To The Sum Of Any Contingent Coupon Payments.

Even though you will be fully exposed to a decline in the price of the Underlying Stock if the Ending Price is below the Downside Threshold Price, you will not participate in any increase in the price of the Underlying Stock over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the Contingent Coupon Payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of the Underlying Stock.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer Contingent Coupon Payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential Contingent Coupon Payments are associated with greater levels of expected risk as of the Pricing Date as compared to conventional debt securities, including the risk that you may not receive a Contingent Coupon Payment on one or more, or any, Coupon Payment Dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Underlying Stock is an important factor affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of the Underlying Stock, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029 market. Greater expected volatility of the Underlying Stock as of the Pricing Date may result in a higher Contingent Coupon Rate, but it also represents a greater expected likelihood as of the Pricing Date that the Stock Closing Price of the Underlying Stock will be less than the Coupon Threshold Price on one or more Coupon Determination Dates, such that you will not receive one or more, or any, Contingent Coupon Payments during the term of the securities, and that the Ending Price will be less than the Downside Threshold Price such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the Contingent Coupon Rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, Contingent Coupon Payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months, and your ability to receive Contingent Coupon Payments over the term of the securities will be limited. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

A Coupon Payment Date, A Call Payment Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A Calculation Day (including the Final Calculation Day) will be postponed if the applicable originally scheduled Calculation Day is not a Trading Day or if the calculation agent determines that a Market Disruption Event has occurred or is continuing on that Calculation Day. If such a postponement occurs with respect to a Calculation Day other than the Final Calculation Day, then the related Coupon Payment Date or Call Payment Date, as applicable, will be postponed. If such a postponement occurs with respect to the Final Calculation Day, the Stated Maturity Date will be the later of (i) the initial Stated Maturity Date and (ii) the third Business Day after the Final Calculation Day as postponed.

Risk Relating To The Credit Risk Of CIBC

The Securities Are Subject To The Credit Risk Of Canadian Imperial Bank of Commerce.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the Underlying Stock Issuer for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

Our Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities.

Our estimated value is only an estimate using several factors. The original offering price of the securities exceeds our estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

Our estimated value of the securities was determined by reference to our internal pricing models when the terms of the securities were set. This estimated value was based on market conditions and other relevant factors existing at that time and our assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than our estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which Wells Fargo Securities or any other person would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Was Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of our estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If we were to have used the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate had an adverse effect on the terms of the securities and could have an adverse effect on any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Wells Fargo Securities Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which Wells Fargo Securities or any of its affiliates may purchase the securities in the secondary market will be based on Wells Fargo Securities’ proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities will likely be less than the original offering price.

If Wells Fargo Securities or any of its affiliates makes a secondary market in the securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by Wells Fargo Securities or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by Wells Fargo Securities or any of its affiliates during this period will be higher than it would be if it were based solely on Wells Fargo Securities’ proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this three-month period. If you hold the securities through an account at Wells Fargo Securities or one of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than Wells Fargo Securities or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at Wells Fargo Securities or any of its affiliates.

The Value Of The Securities Prior To Maturity Or Automatic Call Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity or automatic call will be affected by the then-current price of the Underlying Stock, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: performance of the Underlying Stock; volatility of the Underlying Stock; economic and other conditions generally; interest rates; dividend yields; our credit ratings or credit spreads; and time remaining to maturity. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the Stated Maturity Date.

The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the Contingent Coupon Payments that would have accrued, if any, had the securities been called on a later Calculation Day or held until the Stated Maturity Date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of the Underlying Stock. Because numerous factors are expected to affect the value of the securities, changes in the prices of the Underlying Stock may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity or automatic call. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity or automatic call.

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

Risks Relating To The Underlying Stock

The Securities Will Be Subject To Single Stock Risk.

The price of the Underlying Stock can rise or fall sharply due to factors specific to that Underlying Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic and political conditions.

You Have Limited Anti-dilution Protection.

The calculation agent will, in its sole discretion, adjust the Adjustment Factor for certain events affecting the Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the Underlying Stock. For example, the calculation agent is not required to make any adjustments to the Adjustment Factor if the Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for the Underlying Stock. Consequently, this could affect the market value of the securities. See “General Terms of the Securities—Adjustments Relating to an Underlying Stock” in the accompanying product supplement for a description of the general circumstances in which the calculation agent will make adjustments to the Adjustment Factor of the Underlying Stock.

The Securities May Become Linked To The Common Stock Of A Company Other Than The Original Underlying Stock Issuer.

Following certain corporate events relating to the Underlying Stock, such as a stock-for-stock merger where the Underlying Stock Issuer is not the surviving entity, the shares of a successor corporation to the Underlying Stock Issuer will be substituted for the Underlying Stock for all purposes of the securities. Following certain other corporate events relating to the Underlying Stock in which holders of the Underlying Stock would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving the Underlying Stock Issuer, or a liquidation of the Underlying Stock Issuer), the common stock of another company in the same industry group as the Underlying Stock Issuer will be substituted for the Underlying Stock for all purposes of the securities. In the event of such a corporate event, the equity-linked nature of the securities would be significantly altered. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting the stock of another company as the Underlying Stock in the section entitled “General Terms of the Securities—Adjustments Relating to an Underlying Stock” in the accompanying product supplement. The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market value of the securities.

Risks Relating To Conflicts Of Interest

We Or One Of Our Affiliates Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

We or one of our affiliates will be the calculation agent for purposes of determining, among other things, the Starting Price and the Stock Closing Price of the Underlying Stock on each Calculation Day, calculating the Contingent Coupon Payments, if payable, and the Maturity Payment Amount, determining whether adjustments should be made to the Adjustment Factor, determining whether a Market Disruption Event has occurred on a scheduled Calculation Day, which may result in postponement of that Calculation Day; and determining the Stock Closing Price of the Underlying Stock if a Calculation Day is postponed to the last day to which it may be postponed and a Market Disruption Event occurs on that day. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

●Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the price of the Underlying Stock.

●Business activities of our affiliates or any participating dealer or its affiliates with the Underlying Stock Issuer.

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

●Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Underlying Stock.

●Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Underlying Stock.

●A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you.

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the U.S. Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as income-bearing prepaid cash-settled derivative contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described under “Material U.S. Federal Income Tax Consequences” in the underlying supplement, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Both U.S. and non-U.S. persons considering an investment in the securities should review carefully “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement and consult their tax advisors regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

There Can Be No Assurance That The Canadian Federal Income Tax Consequences Of An Investment In The Securities Will Not Change In The Future.

There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects investors. For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Certain Canadian Federal Income Tax Considerations” in this pricing supplement as well as the section entitled “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus. You should consult your tax advisor with respect to your own particular situation.

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to maturity, you will receive the face amount of your securities plus a final Contingent Coupon Payment on the Call Payment Date. In the event the securities are automatically called, your total return on the securities will equal any Contingent Coupon Payments received prior to the Call Payment Date and the Contingent Coupon Payment received on the Call Payment Date.

If the securities are not automatically called:

If the securities are not automatically called prior to maturity, the following table illustrates, for a range of hypothetical Ending Prices, the hypothetical percentage change from the hypothetical Starting Price of $100 to the hypothetical Ending Price and the hypothetical Maturity Payment Amount payable at maturity per security (excluding the final Contingent Coupon Payment, if any).

Hypothetical Ending Price	Hypothetical Percentage Change From The Hypothetical Starting Price To The Hypothetical Ending Price	Hypothetical Maturity Payment Amount Per Security
$200.00	100.00%	$1,000.00
$175.00	75.00%	$1,000.00
$150.00	50.00%	$1,000.00
$125.00	25.00%	$1,000.00
$100.00	0.00%	$1,000.00
$70.00	-30.00%	$1,000.00
$60.00	-40.00%	$1,000.00
$59.00	-41.00%	$590.00
$50.00	-50.00%	$500.00
$25.00	-75.00%	$250.00
$0.00	-100.00%	$0.00

The above figures do not take into account Contingent Coupon Payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive return based solely on the Maturity Payment Amount; any positive return will be based solely on the Contingent Coupon Payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to maturity, the actual amount you will receive at maturity will depend on the actual Starting Price, Downside Threshold Price and Ending Price.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a Contingent Coupon Payment will be paid and whether the securities will be automatically called, if applicable, on a Coupon Payment Date prior to maturity. The examples do not reflect any specific Coupon Payment Date. The following examples assume that the securities are subject to automatic call on the applicable Call Observation Date. The first Call Observation Date is approximately six months after the Issue Date. The following examples reflect the Contingent Coupon Rate of 36.34% per annum and assume the hypothetical Starting Price, Coupon Threshold Price and Stock Closing Prices for the Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual Starting Price or Coupon Threshold Price. The hypothetical Starting Price of $100.00 has been chosen for illustrative purposes only and does not represent the actual Starting Price. The actual Starting Price and Coupon Threshold Price are set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Prices of the Underlying Stock, see the historical information set forth under the section titled “The Underlying Stock” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Stock Closing Price of the Underlying Stock on the relevant Calculation Day is greater than or equal to the Coupon Threshold Price and less than the Starting Price. As a result, investors receive a Contingent Coupon Payment on the applicable Coupon Payment Date and the securities are not automatically called.

STX
Hypothetical Starting Price:	$100.00
Hypothetical Stock Closing Price on relevant Calculation Day:	$90.00
Hypothetical Coupon Threshold Price:	$60.00

Since the hypothetical Stock Closing Price of the Underlying Stock on the relevant Calculation Day is greater than or equal to the Coupon Threshold Price, but less than the Starting Price, you would receive a Contingent Coupon Payment on the applicable Coupon Payment Date and the securities would not be automatically called. The Contingent Coupon Payment would be equal to $90.85 per security, determined as follows: (i) $1,000 multiplied by 36.34% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The Stock Closing Price of the Underlying Stock on the relevant Calculation Day is less than the Coupon Threshold Price. As a result, investors do not receive a Contingent Coupon Payment on the applicable Coupon Payment Date and the securities are not automatically called.

STX
Hypothetical Starting Price:	$100.00
Hypothetical Stock Closing Price on relevant Calculation Day:	$59.00
Hypothetical Coupon Threshold Price:	$60.00

Since the hypothetical Stock Closing Price of the Underlying Stock on the relevant Calculation Day is less than the Coupon Threshold Price, you would not receive a Contingent Coupon Payment on the applicable Coupon Payment Date. In addition, the securities would not be automatically called.

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

Example 3. The Stock Closing Price of the Underlying Stock on the relevant Calculation Day is greater than or equal to the Starting Price. As a result, the securities are automatically called on the applicable Coupon Payment Date for the face amount plus a final Contingent Coupon Payment.

STX
Hypothetical Starting Price:	$100.00
Hypothetical Stock Closing Price on relevant Calculation Day:	$115.00
Hypothetical Coupon Threshold Price:	$60.00

Since the hypothetical Stock Closing Price of the Underlying Stock on the relevant Calculation Day is greater than or equal to the Starting Price, the securities would be automatically called and you would receive the face amount plus a final Contingent Coupon Payment on the applicable Coupon Payment Date, which is also referred to as the Call Payment Date. On the Call Payment Date, you would receive $1,090.85 per security.

You will not receive any further payments after the Call Payment Date.

PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

Hypothetical Maturity Payment Amount

Set forth below are examples of calculations of the Maturity Payment Amount payable at maturity, assuming that the securities have not been automatically called prior to maturity and assuming the hypothetical Starting Price, Coupon Threshold Price, Downside Threshold Price and Ending Price indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual Starting Price, Coupon Threshold Price, Downside Threshold Price or Ending Price. The hypothetical Starting Price of $100.00 has been chosen for illustrative purposes only and does not represent the actual Starting Price. The actual Starting Price, Coupon Threshold Price and Downside Threshold Price are set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Prices of the Underlying Stock, see the historical information set forth under the section titled “The Underlying Stock” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Ending Price is greater than the Starting Price, the Maturity Payment Amount is equal to the face amount of your securities at maturity and you receive a final Contingent Coupon Payment:

STX
Hypothetical Starting Price:	$100.00
Hypothetical Ending Price:	$145.00
Hypothetical Coupon Threshold Price:	$60.00
Hypothetical Downside Threshold Price:	$60.00

Since the hypothetical Ending Price is greater than the hypothetical Downside Threshold Price, the Maturity Payment Amount would equal the face amount. Although the hypothetical Ending Price is significantly greater than the hypothetical Starting Price in this scenario, the Maturity Payment Amount will not exceed the face amount.

In addition to any Contingent Coupon Payments received during the term of the securities, at maturity you would receive $1,000 per security. In addition, because the hypothetical Ending Price is greater than the Coupon Threshold Price, you would receive a final Contingent Coupon Payment on the Stated Maturity Date.

Example 2. The Ending Price is less than the Starting Price but greater than the Downside Threshold Price and the Coupon Threshold Price, the Maturity Payment Amount is equal to the face amount of your securities at maturity and you receive a final Contingent Coupon Payment:

STX
Hypothetical Starting Price:	$100.00
Hypothetical Ending Price:	$90.00
Hypothetical Coupon Threshold Price:	$60.00
Hypothetical Downside Threshold Price:	$60.00

Since the hypothetical Ending Price is less than the hypothetical Starting Price, but not by more than 40%, you would receive the face amount of your securities at maturity.

In addition to any Contingent Coupon Payments received during the term of the securities, at maturity you would receive $1,000 per security. In addition, because the hypothetical Ending Price is greater than the Coupon Threshold Price, you would receive a final Contingent Coupon Payment on the Stated Maturity Date.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

Example 3. The Ending Price is less than the Downside Threshold Price, the Maturity Payment Amount is less than the face amount of your securities at maturity and you do not receive a final Contingent Coupon Payment:

STX
Hypothetical Starting Price:	$100.00
Hypothetical Ending Price:	$45.00
Hypothetical Coupon Threshold Price:	$60.00
Hypothetical Downside Threshold Price:	$60.00

Since the hypothetical Ending Price is less than the hypothetical Starting Price by more than 40%, you would lose a portion of the face amount of your securities and receive the Maturity Payment Amount equal to $450.00 per security, calculated as follows:

$1,000 –	$1,000	×	100.00 – 45.00	= $450.00
100.00

In addition to any Contingent Coupon Payments received during the term of the securities, at maturity you would receive $450.00 per security. Because the hypothetical Ending Price is less than the Coupon Threshold Price, you would not receive a final Contingent Coupon Payment on the Stated Maturity Date.

These examples illustrate that you will not participate in any appreciation of the Underlying Stock, but will be fully exposed to a decrease in the Underlying Stock if the securities are not automatically called prior to maturity and the Ending Price is less than the Downside Threshold Price.

To the extent that the actual Starting Price, Coupon Threshold Price, Downside Threshold Price and Ending Price differ from the values assumed above, the results indicated above would be different.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

The Underlying Stock

Seagate Technology Holdings public limited company

Seagate Technology Holdings public limited company is a provider of data storage technology and solutions. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 0001137789 or SEC file number: 001-31560. This Underlying Stock trades on the Nasdaq Global Select Market under the ticker symbol “STX.”

Historical Data

We obtained the Closing Prices of the Underlying Stock in the graph below from Bloomberg Finance L.P. (“Bloomberg”) without independent verification. The historical performance of the Underlying Stock should not be taken as an indication of future performance, and no assurances can be given as to the Closing Price of the Underlying Stock on the Calculation Days. We cannot give you assurance that the performance of the Underlying Stock will result in the return of any of your investment.

The following graph sets forth daily Closing Prices of the Underlying Stock for the period from January 1, 2021 to August 20, 2026. The Closing Price of the Underlying Stock on August 20, 2026 was $850.24.

Historical Performance of the Underlying Stock

Source: Bloomberg

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value does not represent a minimum price at which Wells Fargo Securities or any other person would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—Our Estimated Value Was Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities was determined when the terms of the securities were set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates” in this pricing supplement.

The Bank’s estimated value of the securities is lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities. These costs include the selling commissions paid to affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors—Our Estimated Value of the Securities Is Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

Summary of U.S. Federal Income Tax Consequences

The following discussion is a brief summary of the material U.S. federal income tax considerations relating to an investment in the securities. The following summary is not complete and is both qualified and supplemented by, or in some cases supplements, the discussion entitled “Material U.S. Federal Income Tax Consequences” in the underlying supplement, which you should carefully review prior to investing in the securities. It applies only to those U.S. Holders who are not excluded from the discussion of United States Taxation in the accompanying prospectus.

The U.S. federal income tax consequences of your investment in the securities are uncertain. No statutory, judicial or administrative authority directly discusses how the securities should be treated for U.S. federal income tax purposes. In the opinion of our tax counsel, Mayer Brown LLP, it would generally be reasonable to treat the securities as income-bearing prepaid cash-settled derivative contracts. By purchasing the securities, you agree to treat the securities in this manner for all U.S. federal income tax purposes. If this treatment is respected, you should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount you receive at such time and the amount that you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year. Although the tax treatment of the Contingent Coupon Payments is unclear, we intend to treat any Contingent Coupon Payments, including on the Maturity Date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes. Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplement.

The expected characterization of the securities is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above or in the accompanying underlying supplement. For a more detailed discussion of certain alternative characterizations with respect to your securities and certain other considerations with respect to your investment in the securities, you should consider the discussion set forth in “Material U.S. Federal Income Tax Consequences” of the underlying supplement. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

Based on our determination that the securities are not “delta-one” instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. For a more detailed discussion of withholding responsibilities on dividend equivalent payments, Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplement and consult with their own tax advisors.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of the securities for U.S. federal income tax purposes. You should also consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

Certain Canadian Federal Income Tax Considerations

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Canadian Tax Act”) generally applicable at the date hereof to a purchaser who acquires beneficial ownership of a security pursuant to this pricing supplement and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with CIBC and any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the security; (c) does not use or hold and is not deemed to use or hold the security in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the security; (e) is not a, and deals at arm’s length with any, “specified shareholder” of CIBC for purposes of the thin capitalization rules in the Canadian Tax Act; and (f) is not an entity in respect of which CIBC or any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of, loans or otherwise transfers the security is a “specified entity”, and is not a “specified entity” in respect of such a transferee, in each case, for purposes of the Hybrid Mismatch Rules, as defined below (a “Non-Resident Holder”). Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

This summary assumes that no amount paid or payable to a holder described herein will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of the rules in the Canadian Tax Act with respect to “hybrid mismatch arrangements” (the “Hybrid Mismatch Rules”). Investors should note that the Hybrid Mismatch Rules are highly complex and there remains significant uncertainty as to their interpretation and application.

This summary is supplemental to and should be read together with the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning securities under “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus and a Non-Resident Holder should carefully read that description as well.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult with their own tax advisors with respect to their particular circumstances.

Based on Canadian tax counsel’s understanding of the Canada Revenue Agency’s administrative policies and having regard to the terms of the securities, interest payable on the securities should not be considered to be “participating debt interest” as defined in the Canadian Tax Act and accordingly, a Non-Resident Holder should not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by CIBC on a security as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own advisors regarding the consequences to them of a disposition of the securities to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Ordinary Shares of Seagate Technology Holdings public limited company due August 23, 2029

Validity of the Securities

In the opinion of Blake, Cassels & Graydon LLP, as Canadian counsel to the Bank, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the indenture, and when the securities have been duly executed, authenticated and issued in accordance with the indenture, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signature, and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the opinion letter of such counsel dated March 5, 2026, which has been filed as Exhibit 5.2 to the Bank’s Registration Statement on Form F-3 filed with the SEC on March 5, 2026.

In the opinion of Mayer Brown LLP, when the securities have been duly completed in accordance with the indenture and issued and sold as contemplated by this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, the securities will constitute valid and binding obligations of the Bank, entitled to the benefits of the indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated March 5, 2026, which has been filed as Exhibit 5.1 to the Bank’s Registration Statement on Form F-3 filed with the SEC on March 5, 2026.

PRS-23